Exhibit 99.1

News Release

For more information, contact:
Teresa Paulsen	MEDIA
Vice President, Corporate Communication
ConAgra Foods, Inc.
tel: 402-595-5210

Chris Klinefelter	ANALYSTS
Vice President, Investor Relations
ConAgra Foods, Inc.
tel: 402-595-4154

www.conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS REPORTS STRONG BRAND VOLUMES & EPS; CONFIRMS FISCAL 2008 EPS ESTIMATES

OMAHA, Neb., Sept. 20, 2007 — ConAgra Foods, Inc., (NYSE: CAG) one of North America’s leading packaged food companies, today reported results for the fiscal 2008 first quarter ended Aug. 26, 2007. Diluted EPS from continuing operations was $0.36, including net $0.02 per diluted share of income from items impacting comparability. Excluding those items, diluted EPS from continuing operations was $0.34. Overall sales grew 10%, reflecting top-line strength in several areas of the company, including a 4% sales increase for priority investment brands in the Consumer Foods segment (+4% as reported, +7% on a comparable basis).* Prior-year diluted EPS from continuing operations of $0.21 included $0.05 of restructuring costs. Items impacting comparability in the current year and prior year are summarized toward the end of this release.

Gary Rodkin, ConAgra Foods’ chief executive officer, commented, “I am very pleased with the sales growth across all of our business segments this quarter. Innovation as well as strong marketing and customer fundamentals were key. I also congratulate our Trading and Merchandising team and our Food and Ingredients team for the strong profit growth that drove our strong EPS results.”

*	See page 2 of this release for additional information on this calculation. All reconciliations for Regulation G purposes can be found on page 10.

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CONAGRA FOODS

He continued, “Despite a tough inflationary environment, we are confident in our ability to deliver our targeted fiscal 2008 diluted EPS in the range of $1.48, excluding items impacting comparability, due to our continued focus on our innovation pipeline, sales and marketing execution, operating efficiencies, and appropriate price increases.”

Reorganization - Impact on Historical Amounts

During the quarter, the company reorganized its handheld product operations into the Consumer Foods segment from the Food and Ingredients segment, and also shifted management responsibility for a small international export business from the Consumer Foods segment to the International Foods segment. This has resulted in minor adjustments to prior-year segment sales and operating profits for the Consumer Foods, Food and Ingredients, and International Foods segments; total company sales and operating profits for fiscal 2007 have not changed.

Consumer Foods Segment (53% of first-quarter sales)

Branded consumer products sold in retail and foodservice channels; excludes international consumer operations.

Volume & Sales Data	Year-Over-Year % Change
	As Reported	Comparable*
Unit Volumes	3%	5%
Overall Sales	3%	6%
Sales for Priority Investment Brands	4%	7%
Sales for Enabler Brands	Flat	4%

*	Comparable sales calculations exclude the impact of 1) sales contributed by the peanut butter business in the current and prior year, 2) sales for Alexia Foods, which was acquired during Q1 of fiscal 2008, and 3) the prior-year sales contribution from a refrigerated pizza business since divested. See page 10 for Regulation G reconciliations.

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CONAGRA FOODS

The Consumer Foods segment posted sales of $1.6 billion and operating profit of $176 million for the quarter. The following segment commentary relates to comparable performance unless otherwise indicated:

Comparable unit volumes increased 5% and comparable sales increased 6%:

❖	Comparable sales for priority investment brands, which represent more than 70% of segment sales, increased a strong 7%, reflecting the benefit of new products introduced during the summer as well as the impact of increased marketing investments made last fiscal year. Price increases drove approximately 2 points of the sales growth for the priority investment brands as a whole. Several new products are off to a strong start and have exceeded original expectations for distribution and trade customer acceptance, including Healthy Choice Café Steamers, Healthy Choice Panini, Chef Boyardee Mac & Cheese, and PAM Professional. Major priority investment brands posting sales increases for the quarter include Banquet, Chef Boyardee, DAVID, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Manwich, Marie Callender’s, Orville Redenbacher’s, Reddi-wip, and Snack Pack. More details about brand results and the new product pipeline can be found in the Q&A document accompanying this release.

•

In August, the company reintroduced Peter Pan peanut butter and expects to gradually recover a meaningful portion of the business that existed prior to the February 2007 recall. The company is pleased with the early results of the reintroduction, although Peter Pan sales and profits were negligible this quarter. Peter Pan sales have been excluded from the comparable sales information provided.

•	With regard to the remaining products in the segment (the enabler brands), comparable sales increased 4%.

Operating profit declined 3% as reported and 15% on a comparable basis. Comparable operating profit excludes: 1) peanut butter recall costs in the current year, 2) income in the current year from changes in restructuring estimates, and 3) restructuring charges in the prior year. See page 10 for Regulation G reconciliations.

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CONAGRA FOODS

The current quarter’s high operating costs reflect a challenging input cost environment, which negatively impacted cost of goods sold by slightly more than $70 million, or almost 7%, vs. year-ago amounts. Furthermore, as the company continues to modify its production and distribution networks to improve costs and customer service over the long term, it encountered some startup inefficiencies associated with transferring production across facilities.

The company expects the segment to post solid operating profit results for the full fiscal year due to a combination of volume growth, ongoing price increases, and the achievement of cost savings.

Food and Ingredients Segment (31% of first-quarter sales)

Specialty potato, dehydrated vegetable, seasonings, blends, flavors, and milled grain products sold to foodservice and commercial channels worldwide.

During the quarter, sales for the Food and Ingredients segment were $909 million, 11% ahead of last year. The increase reflects stronger prices and volumes for the Lamb Weston specialty potato operations, which experienced very strong sales growth for export markets, as well as higher flour prices primarily driven by higher wheat input costs. Segment operating profit was $120 million for the quarter, 15% ahead of the year-ago amounts, reflecting Lamb Weston’s sales growth and focus on efficiencies.

Trading and Merchandising Segment (11% of first-quarter sales)

Trading and merchandising agricultural commodities, fertilizer, and energy worldwide.

During the quarter, sales for the Trading and Merchandising segment were $328 million, significantly above year-ago amounts; operating profit was $76 million, more than four times the dollar amount earned in the year-ago period as the energy trading and fertilizer operations very successfully capitalized on market opportunities. The segment’s $76 million of operating profit in the current quarter includes approximately $6 million of non-operating gain, which is listed as an item impacting comparability.

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CONAGRA FOODS

International Foods Segment (5% of first-quarter sales)

Branded consumer products sold internationally to retail channels.

During the quarter, sales for the International Foods segment were $152 million, 5% ahead of year-ago amounts. Growth was broad-based, as all major markets delivered year-over-year sales growth with notable strength in popcorn products. Operating profit of $11 million was slightly below year-ago amounts, reflecting increased selling and marketing expenses.

Other Items

•	Corporate expense was $74 million for the quarter, lower than $90 million in the year-ago period; year-ago amounts included $13 million of expense related to restructuring charges.

•

Equity method investment earnings were $12 million for the first quarter, significantly ahead of the $2 million in the year-ago period, mostly reflecting strong volumes and efficiencies for a potato processing joint venture.

•	Net interest expense was $59 million in the current quarter and $58 million in the year-ago period.

•

The effective tax rate for continuing operations for the quarter was 33%; the benefit of a lower-than-planned tax rate is listed as an item impacting comparability. Going forward, the company expects an effective tax rate in the range of 34%-35% for continuing operations, excluding items impacting comparability.

Capital Items

•	The company repurchased approximately 3.4 million shares of common stock during the first quarter at a total cost of approximately $88 million.

•	Dividends paid during the quarter totaled $89 million versus $93 million last year.

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CONAGRA FOODS

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For the quarter, capital expenditures from continuing operations for property, plant, and equipment were $152 million compared with $46 million in the year-ago period. The increase largely relates to planned improvements throughout the manufacturing and logistics network as part of the ongoing supply chain initiatives. Depreciation and amortization expense from continuing operations was approximately $76 million for the quarter; this compares with a total of $89 million in the year-ago period.

•

During the quarter the company purchased Alexia Foods, a natural foods company focused on frozen potatoes, appetizers, and artisan breads. Subsequent to quarter end, the company also purchased Lincoln Snacks, a snacks manufacturer whose brands include Poppycock and Fiddle Faddle. ConAgra Foods sees profit growth potential for these product lines as they benefit from ConAgra Foods marketing and operating infrastructure.

Outlook

The company’s previous comments regarding fiscal 2008 diluted EPS performance indicated expectations in the range of $1.48 per share, excluding items impacting comparability. The company confirms those expectations today.

Due to the timing of price increases, inflation, and cost savings initiatives, as well as a likely slowdown in contribution from the Trading and Merchandising operations in the fiscal second quarter, the company currently expects second-quarter diluted EPS, excluding items impacting comparability, to be roughly in line with year-ago amounts. The company also expects the second half of fiscal 2008 to show solid EPS progress.

The company remains confident in its fiscal 2008–2010 financial goals as communicated to the Consumer Analyst Group of New York conference on February 20, 2007; the details of those goals can be found on the company’s website in Appendix A of the archived presentation for that event.

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CONAGRA FOODS

Major Items Affecting First-Quarter Fiscal 2008 EPS Comparability

Included in the $0.36** diluted EPS from continuing operations for the first quarter of fiscal 2008 (EPS amounts rounded and after tax):

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Income of approximately $0.02** per diluted share, or $12.2 million pretax, from changes in estimates for restructuring charges due to changes in plans for consolidating certain production lines. Approximately $1 million is reflected within cost of goods sold for the Consumer Foods segment, and approximately $10 million is reflected within selling, general and administrative expense for the Consumer Foods segment.

•

Expense of approximately $0.01** per diluted share, or $11.7 million pretax, for costs related to the peanut butter recall. Approximately $7 million is reflected within cost of goods sold for the Consumer Foods segment, and approximately $4 million is reflected within selling, general and administrative expense for the Consumer Foods segment.

•

Income of $0.01** per diluted share, or $6.3 million pretax, related to a non-operating gain resulting from the merger of the Chicago Mercantile Exchange (CME) and the Chicago Board of Trade (CBOT); this income is reflected as a reduction of selling, general, and administrative expense for the Trading and Merchandising segment.

•	Benefit of approximately $0.01** per diluted share from a lower-than-normal tax rate.

**	Note: Items affecting comparability are each rounded to the nearest penny; the sum of items will not equal $0.34 due to rounding.

Included in the $0.21 diluted EPS from continuing operations for the first quarter of fiscal 2007 (EPS amounts rounded and after tax):

•

Expense of $0.05 per diluted share, or $39 million pretax, for restructuring charges related to programs designed to reduce the company’s ongoing operating costs. These are reflected as $26 million of expense within the Consumer Foods segment and $13 million of corporate expense.

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CONAGRA FOODS

Discussion of Results

ConAgra Foods will host a conference call at 9:30 a.m. EDT today to discuss first-quarter results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-800-289-0572 and 1-913-981-5543, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at http://investor.conagrafoods.com.

A rebroadcast of the conference call will be available after 1 p.m. EDT. To access the digital replay, a pass code will be required. Domestic participants should dial 1-888-203-1112 and international participants should dial 1-719-457-0820 and enter pass code 1617564. A rebroadcast also will be available on the company’s Web site.

In addition, the company has posted a question-and-answer supplement relating to this release at http://investor.conagrafoods.com. To view recent company news, please visit http://media.conagrafoods.com.

Annual Stockholders’ Meeting Webcast

The company will webcast its Fiscal 2007 Annual Stockholders’ Meeting on Thursday, Sept. 27, 2007. This event will be webcast live beginning at 2:30 p.m. EDT. The webcast will be archived starting at 4:30 p.m. EDT on Thursday, Sept. 27 and can be accessed at http://investor.conagrafoods.com.

ConAgra Foods, Inc. (NYSE:CAG) is one of North America’s largest packaged food companies, serving grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Reddi-wip, and many others. For more information, please visit us at www.conagrafoods.com.

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CONAGRA FOODS

Note on Forward-looking Statements:

This release contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The Company undertakes no responsibility to update these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, the Company’s ability to execute its operating and restructuring plans, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, the ultimate impact of the Company’s peanut butter recall, access to capital, actions of governments and regulatory factors affecting the Company’s businesses and other risks described in the Company’s reports filed with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.

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Regulation G Disclosure

Consumer Foods Segment

Below is a reconciliation of segment sales and operating profit exclusive of the peanut butter business, Alexia Foods business, divested business sales and restructuring charges. Management evaluates the segment performance and trends exclusive of these items due to the non-recurring nature of the recall and the impact of divestitures. Management believes the presentation of financial results exclusive of these items facilitates investor understanding of the segment’s performance and trends.

Consumer Foods Segment Reconciliations

For Regulation G Purposes

(% impacted by rounding)

(Dollars in millions)	Q1 FY08	Q1 FY07	% Change
Consumer Foods Net Sales	$1,567	$1,522	3%
Peter Pan Net Sales	(9)	(35)
Refrigerated Pizza Business Net Sales	—	(12)
Private Label Peanut Butter Net Sales	—	(7)
Alexia Foods Net Sales	(3)	—

Adjusted Consumer Foods Net Sales	$1,555	$1,468	6%

(Dollars in millions)	Q1 FY08	Q1 FY07	% Change
Priority Investment Brands Net Sales	$1,111	$1,066	4%
Peter Pan Net Sales	(9)	(35)
Alexia Foods Net Sales	(3)	—

Priority Investment Brands Adjusted Net Sales	$1,099	$1,031	7%

(Dollars in millions)	Q1 FY08	Q1 FY07	% Change
Enabler Brands Net Sales	$456	$456	—
Refrigerated Pizza Business Net Sales	—	(12)
Private Label Peanut Butter Net Sales	—	(7)

Enabler Brands Adjusted Net Sales	$456	$437	4%

(Dollars in millions)	Q1 FY08	Q1 FY07	% Change
Consumer Foods Segment Operating Profit	$176	$183	-3%
Restructuring Plan Charges/Benefits	(11)	26
Peter Pan Recall	12	—

Consumer Foods Segment Adjusted Operating Profit	$177	$209	-15%

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CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

In millions

	FIRST QUARTER
	13 Weeks Ended	13 Weeks Ended
	August 26, 2007	August 27, 2006	Percent Change
SALES
Consumer Foods	$1,567.3	$1,522.2	3.0%
Food and Ingredients	908.7	817.0	11.2%
Trading and Merchandising	327.9	205.4	59.6%
International Foods	151.7	144.0	5.3%

Total	2,955.6	2,688.6	9.9%

OPERATING PROFIT
Consumer Foods	$176.4	$182.7	(3.4)%
Food and Ingredients	120.2	104.1	15.5%
Trading and Merchandising	75.6	15.6	384.6%
International Foods	11.3	13.2	(14.4)%

Total operating profit for segments	383.5	315.6	21.5%
Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings

Items excluded from segment operating profit:

General corporate expense	(74.4)	(89.8)	(17.1)%
Interest expense, net	(58.5)	(58.0)	0.9%

Income from continuing operations before income taxes and equity method investment earnings	$250.6	$167.8	49.3%

Segment operating profit excludes general corporate expense, equity method investment earnings and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Statements of Earnings
In millions, except per share amounts
	FIRST QUARTER
	13 Weeks Ended	13 Weeks Ended
	August 26, 2007	August 27, 2006	Percent Change
Net sales	$2,955.6	$2,688.6	9.9%
Costs and expenses:
Cost of goods sold	2,241.5	2,025.6	10.7%
Selling, general and administrative expenses	405.0	437.2	(7.4)%
Interest expense, net	58.5	58.0	0.9%

Income from continuing operations before income taxes and equity method investment earnings	250.6	167.8	49.3%
Income tax expense	87.4	61.5	42.1%
Equity method investment earnings	12.3	2.2	459.1%

Income from continuing operations	175.5	108.5	61.8%
Income (loss) from discontinued operations, net of tax	(0.1)	58.2	NA

Net income	$175.4	$166.7	5.2%

Earnings per share – basic
Income from continuing operations	$0.36	$0.21	71.4%
Income (loss) from discontinued operations	—	0.12	(100.0)%

Net income	$0.36	$0.33	9.1%

Weighted average shares outstanding	489.2	510.2	(4.1)%

Earnings per share – diluted
Income from continuing operations	$0.36	$0.21	71.4%
Income (loss) from discontinued operations	—	0.12	(100.0)%

Net income	$0.36	$0.33	9.1%

Weighted average share and share equivalents outstanding	492.8	512.4	(3.8)%

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CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Balance Sheets

In millions

	August 26, 2007	August 27, 2006
ASSETS
Current assets
Cash and cash equivalents	$298.4	$695.3
Receivables, less allowance for doubtful accounts of $25.3 and $ 26.3	1,301.1	1,156.1
Inventories	2,522.6	2,123.1
Prepaid expenses and other current assets	896.6	750.2
Current assets held for sale	—	219.8

Total current assets	5,018.7	4,944.5
Property, plant and equipment, net	2,371.4	2,212.9
Goodwill	3,493.9	3,444.6
Brands, trademarks and other intangibles, net	775.9	797.4
Other assets	294.9	228.3
Noncurrent assets held for sale	—	365.4

	$11,954.8	$11,993.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Notes payable	$124.8	$8.2
Current installments of long-term debt	17.7	421.8
Accounts payable	1,239.2	892.2
Accrued payroll	149.9	243.0
Other accrued liabilities	1,195.9	1,376.1
Current liabilities held for sale	—	2.7

Total current liabilities	2,727.5	2,944.0
Senior long-term debt, excluding current installments	3,220.1	2,752.0
Subordinated debt	200.0	400.0
Other noncurrent liabilities	1,211.6	1,190.6
Common stockholders' equity	4,595.6	4,706.5

	$11,954.8	$11,993.1

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